EXHIBIT 99.1

Cinedigm Announces First Quarter Fiscal 2016 Financial Results

Content and Entertainment revenues up 27% vs. prior year quarter

LOS ANGELES (August 12, 2015) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the first quarter of fiscal 2016, which ended June 30, 2015.

Financial Summary

•	Consolidated revenues were $22.8 million, flat from the prior year quarter

•	Non-deployment (Entertainment and Services) revenues were $11.8 million, an increase of 16% from the prior year quarter

•	Content and Entertainment revenues increased 27% vs. prior year quarter

•	Consolidated adjusted EBITDA was $7.8 million, an increase of 7% from the prior year quarter

•	Non-deployment adjusted EBITDA was a loss of $2.3 million, improving 52% from a loss of $4.8 million in the prior year quarter

Highlights

•	In aggregate, the Company has over 1.2 million app installs across all OTT channels

•	CONtv is showing accelerating adoption with nearly 430,000 app installations and continued strong growth each month since its launch

•	Dove Channel on track to launch in September with over 700 titles and family-friendly premium content lineup

•	Docurama has over 630,000 app installations

•	Strong net physical (DVD/Blu-Ray) sales benefited from lower returns and increased retail facings as compared to the prior year quarter

•
Added a number of promising day-and-date theatrical VOD titles, including award winning A BRAVE HEART: THE LIZZIE VELASQUEZ STORY, THE FALLING with Maisie Williams, FINAL GIRL with Abigail Breslin, MEADOWLAND with Olivia Wilde and Luke Wilson, and LIFE with Robert Pattison

•	Announced reconfigured Board that includes four new Directors with strong and relevant experience: Blair Westlake, Andy Shuon, Zvi Rhine and Patrick O’Brien

“Our aggressive early move to establish Cinedigm as a leader in narrowcast OTT has positioned us extremely well as consumers rapidly cord-cut and shift to OTT services.” Said Chris McGurk, Chairman and CEO.  “By 2020, the OTT market is projected to be a $20 billion business in North America, far larger than Theatrical or DVD at its peak.  While bigger and less flexible entertainment companies are now scrambling to adjust to this seismic industry shift in viewing behavior, Cinedigm has over 1.2 million app installations across our channels and will have at least four channels in full operation by the end of this calendar year.  We are a leader in the OTT space and are well positioned to aggressively take advantage of this game changing market shift, particularly as large cable, satellite and technology-based content distributors begin to offer new OTT bundling opportunities.”

“Despite it being our slowest seasonal quarter, Cinedigm experienced solid fiscal first quarter results as we benefited from a strong release schedule and excellent physical and digital retail placement,” commented Adam Mizel, Chief Operating Officer. “In addition, CONtv continues to make progress as we have nearly 430,000 app installations and completed key enhancements to our technology platform.  We are rolling out our SVOD service this week ahead of the upcoming Wizard World Con in Chicago starting August 20th, which is expected to attract over 60,000 people.  The Dove Channel launch next month and the progress at Docurama are additional milestones marking our early mover advantage as an OTT leader.”

First Quarter Fiscal 2016 Detailed Results

Revenues in our Phase I and Phase II Deployment businesses decreased  by 13% compared to the prior period, primarily because there were six blockbuster titles released in the first quarter of the prior fiscal year, compared to three released in the June 30, 2015 period. Revenue generated by our Services segment decreased 12% as a result of the reduced VPFs earned by our Phase I and II deployment businesses. Revenues in our Content & Entertainment segment increased 27%, reflecting increased revenues related to digitally distributed content and significantly fewer product returns compared to the June 2014 period.

Consolidated Adjusted EBITDA was $7.8 million for the three months ended June 30, 2015, an increase of 7% in comparison to $7.3 million for the three months ended June 30, 2014. Adjusted EBITDA from our non-deployment businesses was a loss of $2.3 million during the three months ended June 30, 2015, improving 52% from a loss of $4.8 million for the three months ended June 30, 2014. Adjusted EBITDA improved over the prior period, due to better performance in our Content and Entertainment area. Additionally, direct operating costs were lower as we maintained tight expense discipline.

The Company made principal payments of $28.8 million on our long-term debt arrangements and made repayments (net of borrowings) under our revolving credit facility of $9.2 million in the three months ended June 30, 2015.

“We are pleased that net retail sales of physical products and digital sales performed well for us during our seasonally slowest quarter.” said Jeffrey Edell, Chief Financial Officer.  “As we prepare for our peak holiday quarter, our focus is on generating new business, maintaining sell-in and managing returns.  In addition, we will continue investing in our OTT business to drive value creation, which will impact non-deployment EBITDA in the near term.”

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on August 12, 2015.

To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning August 12, 2015 at 7:30 p.m. EDT, through August 17, 2015 at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 3147842.

About Cinedigm

Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television.  The company’s library of films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, NFL, Shout Factory, Hallmark, Jim Henson and more.

Additionally, Cinedigm is leveraging its library of distribution rights, infrastructure, technology and distribution expertise to rapidly become a leader in the quickly evolving over-the-top digital network business. Cinedigm’s first channel, DOCURAMA, launched in May 2014 and Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015.  The Company’s third OTT channel, DOVE ENTERTAINMENT CHANNEL, is launching in late summer targeted at families and children seeking high quality and family friendly content approved by Dove Foundation.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.

These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310/466-5135

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	June 30, 2015	March 31, 2015
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$29,247	$18,999
Accounts receivable, net	55,910	59,591
Inventory	3,079	3,210
Unbilled revenue	4,931	5,065
Prepaid and other current assets	18,884	19,950
Note receivable, current portion	130	128
Total current assets	112,181	106,943
Restricted cash	6,751	6,751
Security deposits	156	156
Property and equipment, net	89,784	98,561
Intangible assets, net	30,328	31,784
Goodwill	26,701	26,701
Debt issuance costs, net	9,904	7,586
Accounts receivable, long-term	1,187	1,208
Note receivable, net of current portion	16	15
Total assets	$277,008	$279,705

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

(continued)

	June 30, 2015	March 31, 2015
LIABILITIES AND DEFICIT	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$72,954	$77,147
Current portion of notes payable, non-recourse	32,607	32,973
Current portion of notes payable	15,127	24,294
Current portion of capital leases	658	640
Current portion of deferred revenue	2,846	2,760
Total current liabilities	124,192	137,814
Notes payable, non-recourse, net of current portion	114,531	124,325
Notes payable, net of current portion	67,857	21,750
Capital leases, net of current portion	4,688	4,855
Deferred revenue, net of current portion	9,394	10,098
Total liabilities	320,662	298,842
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at June 30, 2015 and March 31, 2015, respectively. Liquidation preference of $3,648	3,559	3,559
Class A common stock, $0.001 par value per share; 210,000,000 and 210,000,000 shares authorized; 77,266,774 and 77,178,494 shares issued and 74,494,334 and 77,075,614 shares outstanding at June 30, 2015 and March 31, 2015, respectively	77	77
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized; 1,241,000 shares issued and 0 shares outstanding, at June 30, 2015 and March 31, 2015, respectively	—	—
Additional paid-in capital	266,981	277,984
Treasury stock, at cost; 2,772,440 and 51,440 Class A common shares at June 30, 2015 and March 31, 2015, respectively	(2,839)	(172)
Accumulated deficit	(311,324)	(300,350)
Accumulated other comprehensive loss	(59)	(57)
Total stockholders’ deficit of Cinedigm Corp.	(43,605)	(18,959)
Deficit attributable to noncontrolling interest	(49)	(178)
Total deficit	$(43,654)	$(19,137)
Total liabilities and deficit	$277,008	$279,705

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	For the Three Months Ended June 30,
	2015	2014
Revenues	$22,828	$22,857
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	7,292	8,504
Selling, general and administrative	9,616	7,709
Provision for doubtful accounts	339	94
Restructuring, transition and acquisition expenses, net	133	946
Depreciation and amortization of property and equipment	9,357	9,376
Amortization of intangible assets	1,459	1,885
Total operating expenses	28,196	28,514
Loss from operations	(5,368)	(5,657)
Interest expense, net	(5,130)	(5,035)
Loss on extinguishment of debt	(931)	—
Other income, net	108	139
Change in fair value of interest rate derivatives	2	(259)
Loss from continuing operations	(11,319)	(10,812)
Income from discontinued operations	—	149
Net loss	(11,319)	(10,663)
Net loss attributable to noncontrolling interest	434	—
Net loss attributable to controlling interests	(10,885)	(10,663)
Preferred stock dividends	(89)	(89)
Net loss attributable to common stockholders	$(10,974)	$(10,752)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.16)	$(0.14)
Net loss attributable to common shareholders	$(0.16)	$(0.14)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	$67,321,777	$76,567,128

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended June 30,
($ in thousands)	2015	2014
Net loss from continuing operations	$(11,319)	$(10,812)
Add Back:
Depreciation and amortization of property and equipment	9,357	9,376
Amortization of intangible assets	1,459	1,885
Interest expense, net	5,130	5,035
Loss on extinguishment of debt	931	—
Other income, net	(108)	(139)
Change in fair value of interest rate derivatives	(2)	259
Stock-based compensation and expenses	672	618
Restructuring, transition and acquisition expenses, net	133	946
Professional fees pertaining to litigation and compliance	1,098	111
Net loss attributable to noncontrolling interest	434	—
Adjusted EBITDA	$7,785	$7,279

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(9,034)	$(9,018)
Amortization of intangible assets	(8)	(11)
Income from operations	(1,046)	(3,030)
Adjusted EBITDA from non-deployment businesses	$(2,303)	$(4,780)